AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 2000

                                                  REGISTRATION NO. 333-90083
==============================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                -----------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-4
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                                -----------

                                F&M BANCORP
           (Exact name of registrant as specified in its charter)


      MARYLAND                      6711                      52-1316473
  (State or other            (Primary Standard             (I.R.S. Employer
    jurisdiction         Industrial Classification      Identification Number)
of incorporation or             Code Number)
   organization)

                          110 Thomas Johnson Drive
                         Frederick, Maryland 21702
                               (301) 694-4000
            (Address, including ZIP Code, and telephone number,
     including area code, of registrant's principal executive offices)

                                -----------

            FAYE E. CANNON, PRESIDENT & CHIEF EXECUTIVE OFFICER
                                F&M BANCORP
                          110 THOMAS JOHNSON DRIVE
                         FREDERICK, MARYLAND 21702
                               (301) 694-4000

         (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                                -----------

                                 Copies to:

                            FRANK ED BAYOUTH II
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           1600 SMITH, SUITE 4460
                            HOUSTON, TEXAS 77002
                               (713) 655-5100
                                -----------




      If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X|




                              EXPLANATORY NOTE

            This Post-Effective Amendment No. 1 consists of no exhibits. On December 30, 1999, the merger of Patapsco Valley Bancshares, Inc., a Maryland corporation, with and into F&M Bancorp closed and each issued and outstanding share of Patapsco Valley common stock was converted into, and became exchangable for, 1.18 shares of F&M Bancorp common stock, resulting in the issuance of an aggregate of 1,635,872 shares of F&M Bancorp common stock. Therefore, in accordance with Item 22(a) in Part II of the registration statement relating to undertakings of F&M Bancorp, this Post-Effective Amendment No. 1 is being filed by F&M Bancorp to deregister an aggregate of 39,939 shares of F&M Bancorp common stock.





                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Frederick, State of Maryland, on the 12th day of January, 2000.


                               F&M BANCORP

                               By:   /s/ Faye E. Cannon
                                     -------------------------------------
                                     President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 12th day of January, 2000.


        Name                                       Capacities
        ----                                       ----------

      /s/ FAYE E. CANNON           President and Chief Executive Officer
-----------------------------      (Principal Executive Officer)
         Faye E. Cannon

      /s/      *                   Principal Accounting Officer
-----------------------------
         Anne K. Wright

      /s/      *                   Director
-----------------------------
          R. Carl Benna

      /s/      *                   Director
-----------------------------
         Howard B. Bowen

      /s/      *                   Director
-----------------------------
          John D. Brunk

      /s/      *                   Director
-----------------------------
        Beverly B. Byron

      /s/      *                   Director
-----------------------------
        Martha E. Church

      /s/      *                   Director
-----------------------------
         Albert H. Cohen

      /s/      *                   Director
-----------------------------
       Maurice A. Gladhill

      /s/      *                   Director
-----------------------------
      Charles W. Hoff, III

      /s/      *                   Director
-----------------------------
         Donald R. Hull

      /s/      *                   Director
-----------------------------
         James K. Kluttz

      /s/      *                   Director
-----------------------------
       Richard W. Phoebus

      /s/      *                   Director
-----------------------------
       H. Deets Warfield

      /s/      *                   Director
-----------------------------
       Thomas R. Winkler


By:   /s/ FAYE E. CANNON
    -------------------------
         Faye E. Cannon
         Attorney-in-Fact